Exhibit 21.1
DELPHI TECHNOLOGIES PLC
All Subsidiaries

Entity Name	Jurisdiction of Formation
Alliance Friction Technology Private Ltd	India
AS Catalizadores Ambientales, S. de R.L. de C.V.	Mexico
Beijing Delphi Technology Development Company, Ltd.	China
Beijing Delphi Wan Yuan Engine Management Systems Company, Ltd.	China
BGMD Servicos Automotivos Ltda	Brazil
Closed Joint Stock Company "Delphi Samara"	Russian Federation
D2 Industrial Development and Production SRL	Romania
Delphi Automotive Operations UK Limited	England and Wales
Delphi Automotive Systems Australia Ltd.	Australia
Delphi Automotive Systems Luxembourg S.A.	Luxembourg
Delphi Automotive Systems Singapore Investments Pte Ltd	Singapore
Delphi Automotive Taiwan Ltd.	China
Delphi Canada Inc.	Ontario
Delphi Diesel Systems (Yantai) Co., Ltd.	China
Delphi Diesel Systems Limited	England and Wales
Delphi Diesel Systems Pension Trustees Limited	England and Wales
Delphi Diesel Systems Romania, Srl	Romania
Delphi Diesel Systems, S. de R.L. de C.V.	Mexico
Delphi Electronics Overseas Company Ltd	England and Wales
Delphi Electronics Overseas Company Pensions Trustees Ltd	England and Wales
Delphi European Holding S.a.r.l.	Luxembourg
Delphi Financial Services (UK) Limited	England and Wales
Delphi France Holding SAS	France
Delphi France SAS	France
Delphi Holdfi Holdings S.a.r.l.	Luxembourg
Delphi Japan Limited Co.	Japan
Delphi Lockheed Automotive Limited	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	England and Wales
Delphi Luxembourg Investments S.a.r.l.	Luxembourg
Delphi Netherlands BV	Netherlands
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Sirket	Turkey
Delphi Powertrain APAC Financial Services Ltd.	England and Wales
Delphi Powertrain Corporation	Delaware
Delphi Powertrain International Services, LLC	Delaware
Delphi Powertrain Poland sp ,z.o.o.	Poland
Delphi Powertrain Services, LLC	Delaware
Delphi Powertrain Systems Deutschland GmbH	Germany
Delphi Powertrain Systems Holdings S.år.l.	Luxembourg

Delphi Powertrain Systems Hungary Kft	Hungary
Delphi Powertrain Systems Indústria e Comércio Ltda.	Brazil
Delphi Powertrain Systems Italia S.r.l.	Italy
Delphi Powertrain Systems Korea Ltd.	Korea
Delphi Powertrain Systems Management Limited	England and Whales
Delphi Powertrain Systems Operations Luxembourg S.år.l.	Luxembourg
Delphi Powertrain Systems Portugal S.A.	Portugal
Delphi Powertrain Systems, LLC	Delaware
Delphi Propulsion Systems Private Limited	India
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd.	China
Delphi Singapore Holdings Pte. Ltd.	Singapore
Delphi Singapore Investments Pte. Ltd.	Singapore
Delphi Technologies (Suzhou) Co., Ltd.	China
Delphi Technologies Canada Inc.	Ontario
Delphi Technologies Financing UK Limited	England and Wales
Delphi Technologies Holdings and Financing Limited	England and Wales
Delphi Technologies Holdings Luxembourg S.a.r.l.	Luxembourg
Delphi Technologies IP Limited	Barbados
Delphi Technologies Korea LLC	Korea
Delphi Technologies Malta Holdings Limited	Malta
Delphi Technologies Services Romania SRL	Romania
Delphi Trading (Shanghai) Company Limited	China
Delphi TVS – Diesel Systems Ltd	India
Hartridge Limited	England and Wales
Polycharge America, Inc.	Delaware
TecAlliance GmbH	Germany
Tula Technology, Inc	Delaware

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